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                                                     Stibbe Simont Monahan Duhot
                                                                     Stibbetoren
                                                             Strawinskylaan 2001
                                                               1077 ZZ Amsterdam
                                                                   Postbus 75640
                                                               1070 AP Amsterdam


                                                                November 4, 1998


Exhibit 5.2


                      VERSATEL TELECOM INTERNATIONAL N.V.
                                 EXCHANGE OFFER



VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam-Zuidoost
The Netherlands


     We are acting as special legal counsel in the Netherlands on matters of Dutch law to VersaTel Telecom International N.V. (pursuant to an amendment of the articles of association of VersaTel Telecom B.V.) (the "Company") in connection with the filing by the Company of a registration statement on Form F-4 with the United States Securities and Exchange Commission (the "Registration Statement"). Pursuant to the Registration Statement, up to $225,000,000 aggregate principal amount of the Company's outstanding 13 1/4% Senior Notes due 2008 (the "Outstanding Notes") are exchangeable for up to a like principal amount of the Company's 13 1/4% Senior Notes due 2008 (the "Exchange Notes" and together with the Outstanding Notes, the "Notes"). The exchange of the Exchange Notes will be made pursuant to an indenture (the "Indenture") dated as of May 27, 1998 between the Company and United States Trust Company of New York, as trustee (the "Trustee"), registrar, paying agent and transfer agent.

     In rendering this opinion, we have examined and relied upon the following documents:

     (1) an executed copy of the Purchase Agreement (the "Purchase Agreement") dated May 20, 1998, between Lehman Brothers Inc. as Initial Purchaser and the Company;

     (2)  an executed copy of the Indenture;

     (3) a specimen of the Outstanding Notes and a form of the Exchange Notes contained in the Indenture;

     (4) an executed copy of the Escrow Agreement (the "Escrow Agreement"), dated as of May 27, 1998 among the Company, the Escrow Agent and the Trustee as defined therein;


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          (5)  an executed copy of the Registration Rights Agreement (the
     "Registration Rights Agreement"), dated as of May 27, 1998 between the Company and the Initial Purchaser;


          (6) a copy of the Preliminary Offering Memorandum (the "Preliminary Offering Memorandum") in relation to the issue of the Notes, dated April 30, 1998 and the Offering Memorandum (the "Offering Memorandum") in relation to the issue of the outstanding Notes, dated May 20, 1998;



          (7) an excerpt dated October 29, 1998 of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, the Netherlands (the "Excerpt");



          (8) the articles of association (statuten) of the Company dated October 15, 1998, as executed on October 15, 1998 before J.N.M. Carlier, civil-law notary, officiating in Amsterdam, the Netherlands, and being in force on the date hereof (the "Articles");


          (9) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on October 10, 1995, before Mr. Albert Peter van Lidth de Jeude, civil-law notary, officiating in Amsterdam, the Netherlands;


          (10) a company certificate of even date hereof attached hereto as Annex 1 (the "Company Certificate").


and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.


          The documents referred to under (1) through (5) above shall hereinafter collectively be referred to as the "Agreements".


          We have assumed:

          (i)  the genuineness of all signatures;

          (ii) the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals;

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          (iii)     the conformity to the originals of all documents submitted to us as copies;


          (iv) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.


          Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

          A. The Company has been duly incorporated and is validly existing as a "naamloze vennootschap" (company with limited liability) under the laws of the Netherlands.


          B. The Exchange Notes, to be exchanged for the Outstanding Notes as contemplated in the Registration Statement when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, will constitute the legal, valid, binding and enforceable obligations of the Company, except that enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors'



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     rights generally.


          C. The choice of New York law as the law governing the Exchange Notes is valid and binding under the laws of the Netherlands, except (i) to the extent that any term of the Agreement or any provision of New York law applicable to the Agreements is manifestly incompatible with the public policy (ordre public) of the Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law. However, in our opinion, (i) there is nothing in Dutch law which would render any term of the Agreements manifestly incompatible with the public policy (ordre public) of the Netherlands, and (ii) no such mandatory rules of Dutch law are applicable to the Agreements, except that to the extent that issues would involve the corporate organisation of the Company, the courts of the Netherlands will apply Netherlands law as mandatorily applicable to such issues, regardless the chosen law applicable to the Agreements.


          In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Shearman & Sterling, United States counsel to the Company, of even date herewith.

          In addition to the other assumptions and qualifications contained herein, this opinion letter is further subject to the following qualification:


               Since there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgements, United States judgments are not enforceable in The Netherlands. However, a final judgement for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantive re-examination or relitigation on the merits of the subject matter thereof, provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of The Netherlands.


          We express no opinion on any law other than the law of the Netherlands as it currently stands and has been interpreted in published case law of the courts of the Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or other regulations of general application).


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     This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

     We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,



/s/ A.F.J.A Leijten           /s/ J. Willeumier
----------------              -----------------------
A.F.J.A. Leijten              J. Willeumier